SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
5(d)(2))

[X] Definitive Information Statement

ALPINE AIR EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A.

(2) Aggregate number of securities to which transaction applies: N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4) Proposed maximum aggregate value of transaction: N/A.

(5) Total fee paid: N/A.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $0.

(2) Form, Schedule or Registration Statement No.: N/A

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(4) Date Filed: N/A

Contact Persons:

Leonard W. Burningham, Esq.
Branden T. Burningham, Esq.
Suite 205, 455 East 500 South Street
Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

ALPINE AIR EXPRESS, INC.
1177 Alpine Air Way
Provo, Utah 84601
(801) 373-1508

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to our stockholders (Alpine Air Express, Inc., a Delaware corporation [the “Company,“ “Alpine Air,” “we”, “our” or “us” or words or similar import]) regarding resolutions to elect directors for the coming year and to retain Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year. These resolutions have been adopted by our Board of Directors and the Majority Stockholder who owns in excess of 76% of our outstanding voting securities (the “Majority Stockholder”) in accordance with the Delaware General Corporation Law (the “Delaware Law”) and that will be presented to an annual meeting of our stockholders to be held on June 18, 2008, as outlined in the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) that accompanies this Information Statement.

The Majority Stockholder, Mr. Eugene R. Mallette, who is our CEO, beneficially owns 27,729,465 shares, or approximately 76.4% of our outstanding voting securities.  No other votes were required or necessary to elect directors for the coming year or to retain Pritchett, Siler & Hardy, P.C., as our independent auditors for the coming year, and none are being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

APPROXIMATE DATE OF MAILING: June 2, 2008.

A copy of our 10-KSB Annual Report for the year ended October 31, 2007, accompanies this Information Statement and is incorporated herein by reference.

The election of directors and retention of Pritchett, Siler & Hardy, P.C., as our auditors are outlined below and will become effective on a date that is at least 21 days from the mailing of this Information Statement to our stockholders, which is anticipated to be June 2, 2008.  These are the only matters covered by this Information Statement.

ITEM NO. 1
ELECTION OF BOARD OF DIRECTORS

Our Board of Directors will consist of six persons, as follows: Eugene R. Mallette; Max A. Hansen; Joseph O. Etchart; Kenneth D. Holliday; Michael Brown; and Ronald L. Pattison.  Each director is to serve until the next annual meeting of our stockholders or until the directors’ prior death, resignation or termination, and the appointment and qualification of their successors.

The names of our current directors and executive officers and the positions held by each are set forth below:

Name                           Age         Position                          Held Position Since

Eugene R. Mallette        59         CEO and Director            1986

Don T. Squire Jr.           48         Chief Financial Officer      2005

Max A. Hansen             59          Secretary/Treasurer

                                                    and Director                   1986

Joseph O. Etchart          59         Chairman                         2005

Kenneth D. Holliday      62         Director                           2002

Michael Brown              66         Director                           2006

Ronald L. Pattison         50         Director                           2006

Mr. Mallette began his career with Alpine Aviation in 1979 as its Sales Manager, then became General Manager later in 1979.  He became Chief Executive Officer and Director upon acquiring Alpine Aviation in 1986.  Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor.  He received a B.A. in Business Administration from Carroll College in 1971.  Mr. Mallette holds a private pilot's license and maintains his proficiency.  He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

Don T. Squire Jr., was named Chief Financial Officer in September 2005 after serving as Director of Accounting since June 2005.  Mr. Squire is a licensed CPA and has served as a consultant and in finance and accounting leadership capacities in private industry for the past 17 years. His most recent consulting assignment prior to coming to Alpine involved the restructuring of Sheaffer Pen Manufacturing (a BIC, Inc. subsidiary). He has served as a Controller and Finance Manager for Rehab Designs of America (GE Finance Subsidiary), Oriflame USA, Priority Dispatch Corp. (formerly Medical Priority Consultants), Infinity Nutritionals, and other organizations. He has served as an adult leader in the Boy Scouts of America for over 10 years, including time as a District Chairman.

Max A. Hansen has been a director since 1986.  He has been practicing law since 1976 and has owned his own firm, Max A. Hansen & Associates, P.C. since 1980.  As General Counsel, Mr. Hansen and his firm provide legal services to Alpine Air.  From 1988 to 1989, he was President of the Montana Bar Association and is currently a delegate  of the American Bar Association House of Delegates. Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court.  He received a JD degree from the University of San Diego in 1976, where he was a member of the law review.  He is an active member of the State Bars of Montana, Utah, and California. He received a BA in Political Science from Carroll College in 1971.

Joseph O. Etchart has been a member of our Board of Directors since April, 2002.  He formerly served as Alpine Air's Director of Public and Investor Relations.  He is also the President and CEO of Hinsdale Land Company, a real estate and agricultural enterprise in Montana.  Since 1985, Mr. Etchart has served on the Board of Directors, and is a former Chairman of the Board, of Montana Livestock Ag Credit, one of the premier agricultural lending institutions in the Pacific Northwest.  He served two terms as President of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production.  In addition, Mr. Etchart has held numerous civic, political and appointed posts, including Campaign Finance Chairman during the first successful election of Montana Governor Marc Racicot.  Mr. Etchart received a Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

Kenneth D. Holliday joined our Board of Directors in September, 2002.  He has extensive experience in the aviation industry and currently serves as President and CEO of Avcon, Inc., a consulting company assisting airlines, aviation and travel related companies.  He was formerly the President and CEO of TransMeridian Airlines, an air carrier contracted to fly A-320 aircraft for one of the nation's largest tour operators.  Mr. Holliday also has served as President and CEO of Private Jet Expeditions, Inc., where he directed airline growth from one B-727 aircraft to 16 MD-80 aircraft over a two-year period.  Mr. Holliday received a Bachelor of Science degree in Industrial Management from Clemson University and USAF undergraduate pilot training at Williams Air Force Base in Arizona.

Michael Brown was most recently the Managing Director and Head of Mergers and Acquisitions in the Investment Banking Group of Wells Fargo Securities where he completed numerous mergers and acquisitions, private placements and initial public offerings for companies in various segments of the consumer and technology industries. Mr. Brown was a member of the Investment Banking Commitment Committee of Wells Fargo Securities and coordinated the firm's investment banking activities in Southern California. Prior to joining the predecessor of Wells Fargo Securities, in September 2000, Mr. Brown was a Managing Director in Sutro & Co.'s Investment Banking Department and Head of Mergers and Acquisitions. Before joining Sutro, Mr. Brown was the founding Managing Director of Drexel Burnham Lambert's West Coast Mergers and Acquisitions Department. During his seven-year tenure at Drexel, Mr. Brown's transactions included arranging the $1.6 billion sale of Jack Kent Cooke's cable properties to a consortium of cable operators, Turner Broadcasting's $1.2 billion purchase of MGM, the sale of the Beverly Wilshire Hotel to Regent International, the sale of the Desert Inn and Sands Casinos to MGM Grand, and T. Boone Pickens' attempted takeovers of Gulf Oil and UNOCAL. Mr. Brown was a member of Turner Broadcasting's Board of Directors. Prior to joining Drexel, Mr. Brown was a Partner specializing in mergers and acquisitions at Kidder Peabody & Co. in Los Angeles and Vice President of Mergers and Acquisitions in the New York office of Goldman Sachs. Mr. Brown was a member of the faculty of Harvard Business School. Mr. Brown is a graduate of Harvard University (M.B.A.) and the Wharton School of

the University of Pennsylvania (B.S.&E.). He has served with the U.S. Army Special Forces.

Ronald L. Pattison received his CPA Certificate in August of 1984 after graduating with a B.A. in Business Administration, specializing in Accounting. Ron has specialized in the design and administration of defined contribution plans, but also has a working knowledge of the requirements for defined benefit plans. He was the manager of the Defined Contribution practice group in the Albuquerque, New Mexico office of a national consulting firm. Ron left that practice in December of 1990 to start Pattison Pension Specialists, Inc., where he is currently a principal.

Board of Director Meetings

During the year ended October 31, 2007, the Board of Directors met a total of nine (9) times, with all Directors being present at all nine meetings. All six (6) Directors were also in attendance at the Annual Security Holder’s Meeting in June 2007.

Committees.

Alpine Air established a standing audit committee in the first quarter of its 2002 fiscal year.  The audit committee evaluates the performance of our auditors, manages our relationship with the auditors, and evaluates policies and procedures relating to internal control systems.  The committee has adopted a charter and currently consists of four members, Ron L. Pattison (Chair), Joe O. Etchart, Michael Brown, and Max A. Hansen, (Ex Officio).

Alpine Air does not have standing nominating or compensation committee or a charter with respect to the process for nominations to our Board of Directors.  Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration.

Our Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and we do not have any formal policy concerning stockholder recommendations to the Board of Directors.  To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, had one been received.  The Board would consider any candidate proposed in good faith by a stockholder.  To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Board, Joseph O. Etchart.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating potential directors, Mr. Etchart and the Board consider the following factors:

•

the appropriate size of our Board of Directors;

•

our needs with respect to the particular talents and experience of our directors;

•

the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

familiarity with the aviation industry;

•

experience with accounting rules and practices; and

•

the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, Mr. Etchart and the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Etchart and the Board of Directors may also consider such other factors as they may believe are in the best interests of Alpine Air and its stockholders.  We do, however; believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules.  We also believe it appropriate for certain key members of our management to participate as members of the Board.

Mr. Etchart and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-election.  If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above.  The Board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Our Board of Directors does not have a formal process for security holders to send communications to the Board.  However, our directors take great interests in the concerns of stockholders, and our directors review and give careful consideration to any and all stockholder communications.  Security holder communications may be sent to: Board of Directors, Alpine Air Express, Inc., 1177 Alpine Air Way, Provo, Utah, 84601. Communications may also be sent to any individual director at Alpine Air’s address.

Significant Employees.

Other than its executive officers, Alpine employee and General Manager William Distefano is considered in this context to be a significant employee.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings.

Except as indicated below, to the knowledge of management, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

(1) was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There is no material proceeding to which any director, executive officer or affiliate of Alpine Air, any owner of record or beneficially of more than five percent of any class of voting securities of Alpine Air, is a party adverse to Alpine Air or has a material interest adverse to Alpine Air.

Certain Relationships and Related Transactions

On December 15, 2003, Alpine Aviation, Inc., our wholly-owned subsidiary (“Alpine Aviation”), purchased 16 Beechcraft Model 99's from CLB Corporation (an entity related to an officer and the Majority Stockholder of the Company) for a total purchase price of $9,900,000. After deductions for certain credits due to Alpine Aviation and the assumption of debt, the net purchase price was $9,103,966. The consideration paid included $9,104,000 in preferred stock of Alpine Aviation and the assumption of the underlying debt on the aircraft totaling $709,981. The remaining $86,019 was recorded as a payable to the entity related to an officer and majority shareholder of Alpine Air. In April 2007, the preferred stock in Alpine

Aviation was exchanged for newly issued preferred stock in Alpine Air, as described in Notes 10 and 11 of our 10-KSB filed for the year ending October 31, 2007. Subsequent to the year ended October 31, 2007, Alpine Air has redeemed a total of 80,000 shares of preferred stock with a value of $728,320. The preferred stock provides for a dividend of 6.5% and is paid to the holder on a monthly basis.

Parents.

We do not have any parents, except to the extent that the Majority Stockholder may be deemed to be our parent due to its beneficial ownership of approximately 76.4% of our issued and outstanding shares of common stock.

Code of Ethics.

We filed our Code of Conduct for our executive officers with our Amended Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003, which was filed with the Securities and Exchange Commission on March 19, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance.

Except as indicated below, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Alpine Air during our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe all forms required to be filed under Section 16 of the Exchange Act have been timely filed.

Executive Compensation.

No executive officer earned over $100,000 in compensation during the previous three completed fiscal years.

Options/SAR Grants.

During the fiscal year ended October 31, 2007, executive officers were included in a grant of stock options to all of the employees.  Each employee and officer was granted 5,000 options each at an exercise price (current market price) of $0.40 per share.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.

No stock options or SARs were exercised during the fiscal year ended October 31, 2007.

Pension Table.

None.

Compensation of Directors.

During the year ended October 31, 2007, Directors were paid a fee of $2,500 per calendar quarter for services rendered to the Board.  Since that time, this fee has increased to $4,000 per quarter.

During 2007, the Company issued options to acquire 50,000 shares of its common stock at an exercise price of $0.40 per share, to five of our directors.

Termination of Employment and Change of Control Arrangement.

There are no compensatory plans or arrangements, including payments to be received from Alpine Air, with respect to any person named above that would in any way result in payments to any such person because of his resignation, retirement or other termination of such person’s employment with Alpine Air or its subsidiaries, or any change in control of Alpine Air, or a change in the person’s responsibilities following a change in control of Alpine Air.

Stock Option Plan.

In August 2001, Alpine Air adopted an equity incentive plan.  The plan allows Alpine Air to issue incentive stock options (“ISOs”) within the meaning of section 422A of the Internal Revenue Code of 1986, as amended (“Code”), non-statutuory stock options and restricted shares to employees, directors and consultants of Alpine Air.  A total of 770,000 shares of Alpine Air’s common stock have been reserved for issuance under the plan.  As of January of each year commencing in the year 2002, the aggregate number of shares of Alpine Air’s common stock that may be awarded under the plan shall automatically increase by a number equal to the lesser of (i) 7% of the total number of shares of Alpine Air’s common stock outstanding, minus the number of shares of stock previously authorized for award under the plan at the close of the preceding calendar year or (ii) 250,000 shares of common stock.

The exercise price of options granted under the terms of the plan must not be less than 100% of the fair market value of the shares as of the date of grant, or 110% of the fair market value for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air for ISOs and 85% of the fair market value of the stock for nonqualified options.  In addition, the aggregate fair market value (as determined on the date of each option grant) of shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000.  Additionally, no individual may be granted more than 100,000 options in any given year.

Alpine Air has not received and does not intend to request a determination from the Internal Revenue Service that the ISOs issued under the plan will qualify under the Code for treatment as ISOs.

The plan provides that an option may be exercised by payment in cash or, with the consent of the board of directors, by delivery of common stock of Alpine Air valued at its fair market value on the date of payment.  An option holder shall not have any of the rights of a shareholder with respect to the shares subject to the option until the shares have been fully paid and issued.

The board of directors or a committee of the board of directors will initially administer the plan, prescribe the form and content of options to be granted, receive elections for the exercise of stock conversion rights, determine the terms and restrictions on all restricted stock awards granted under the plan, and other items.  No stock option can be granted for a period longer than ten years or for a period longer than five years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air.  The right to exercise an option terminates three months after the termination of an employees’ employment, unless the employee dies or is disabled, in which event the option will remain exercisable for a period of one year after the termination of employment.  The plan terminates, and no further options may be granted after August 18, 2011.

In August 2001, Alpine Air issued options to acquire 547,185 shares of its common stock at an exercise price of $2.50 per share and an option to purchase 79,998 shares at an exercise price of $2.75 per share.  In 2002, Alpine Air issued options to acquire 2,562 shares of its common stock at an exercise price of $2.50 per share.  All options were issued under the plan.  In addition, a total of 82,251 options have been forfeited through October 31, 2006.

During the year ended October 31, 2005, we offered certain employees the option of receiving a grant of stock options or an increase in their salaries or wages to compensate those employees who took a 10% reduction in pay in 2003 and who continued to be employees at the time of the offer.  None of the employees took options.

During 2006, Alpine Air issued options to acquire 325,000 shares of its common stock at an exercise price of $0.50 per share, to employees and directors of Alpine Air.

During 2007, Alpine Air issued options to acquire 395,278 shares of its common stock at an exercise price of $0.40 per share, to employees and directors.  An additional 30,000 options, at an exercise price of $0.40, were issued to Don T. Squire Jr., Alpine’s CFO, as part of his compensation package.

ITEM NO. 2
RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS INDEPENDENT AUDITORS

The Majority Stockholder has selected Pritchett, Siler & Hardy, P.C. as independent auditors for the fiscal year ending October 31, 2008.  To the knowledge of Alpine Air, at no time has Pritchett, Siler & Hardy, P.C. had any direct or indirect financial interest in or any connection with Alpine Air other than as independent public accountants.  It is anticipated that representatives of Pritchett, Siler & Hardy, P.C. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.  Pritchett, Siler & Hardy, P.C. has audited our financial statements for the fiscal years ended October 31, 2007, 2006, 2005, 2004, 2003, and 2002.

During our most recent fiscal year, we have not consulted Pritchett, Siler & Hardy, P.C. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

The following table indicates the amount that Pritchett, Siler & Hardy, P.C. has billed Alpine Air for all work that it has performed for Alpine Air during these periods:

Fee category

   2007

   2006

    2005

    2004

Audit Fees            $89,936

                $74,411                   $82,541

 $112,550

Audit-related Fees   -0-

                   -0-

      -0-

        -0-

Tax Fees                 -0-                             -0-                            -0-                           -0-

All Other Fees         -0-                             -0-                            -0-                           -0-

Total Fees            $89,936                   $74,411                    $82,541                 $112,550

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable to the election of our directors for the coming year or the retention of Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of directors for the coming year or the retention of Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year that is not shared by all stockholders, with the exception that only the persons who are elected directors at the annual meeting will serve in those capacities.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that would have been entitled to vote if a vote was required to have been held regarding the election of our directors for the coming year and the retention of our auditors for the coming year consist of shares of our common stock.  Each share of our common stock is entitled to one vote.  The number of outstanding shares of our common stock at the close of business on May 16, 2008, the record date for determining our stockholders who would have been entitled to notice of and to vote on these matters, was 36,271,461.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

FIVE PERCENT STOCKHOLDER

Name and Address of

Stockholder

Common Stock         Percentage

Eugene R. Mallette

   27,729,465                 76.4%

1177 Alpine Air Way

Provo, UT 84601

SCS, Inc

     2,450,214                   6.7%

455 East 500 South Ste 205

Salt Lake City, UT 84111

DIRECTORS AND EXECUTIVE OFFICERS

Name and Title

Common Stock         Percentage

Eugene R. Mallette, CEO

 27,729,465(1)              76.4%

and Director

Max A. Hansen, Secretary,

          3,000                Less than 1%

Director

Don T. Squire Jr., CFO

         60,000(2)          Less than 1%

Joseph O. Etchart, Chairman

         18,945               Less than 1%

Kenneth D. Holliday, Director                         -0-                      -0-

Michael Brown, Director                                 -0-                      -0-

Ronald Pattison, Director                              42,600                Less than 1%

All officers and directors

as a group (5 persons)

    27,854,010                76.8%

(1) 15,000 of these shares are in the name of Mary Lou Mallette, Mr. Mallette’s wife.

Unless otherwise noted above, Alpine Air believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval.

Delaware Law.

The election of our directors for the coming year and the retention of Pritchett, Siler & Hardy, P.C. as our independent auditors for the coming year were unanimously adopted by our Majority Stockholder in accordance with Section 228, entitled “Consent of stockholders or members in lieu of meeting” of the Delaware Law. See the caption “Voting Securities and Principal Holders Thereof” herein. Section 228(a) of the Delaware Law provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

The Majority Stockholder, which has voted in writing to approve the resolutions to elect our directors for the coming year and to retain our auditor for the coming year owns approximately 76.4% of our issued common capital stock; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt the matters covered herein, and none are being solicited hereunder.

Effective Date of Actions.

The effective date of the actions covered hereby will be at least 21 days from the mailing of this Information Statement to our stockholders, or following our Annual Meeting, whichever is later.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in Alpine’s proxy material in connection with the 2008 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder

Proposals) and received by the Secretary of Alpine on or before January 29, 2009.

NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY, MR EUGENE R. MALLETTE,  HAS CONSENTED TO THE ELECTION OF OUR DIRECTORS AND THE RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS OUR INDEPENDENT AUDITORS, AND OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE MATTERS UNDER THE DELAWARE LAW AND HAS DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

May 26, 2008 EUGENE R. MALLETTE, CHIEF EXECUTIVE OFFICER

APPENDIX A ALPINE AIR EXPRESS, INC. 1177 Alpine Air Way Provo, Utah 84601

NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD ON JUNE 18, 2008

Dear Stockholders:

An annual meeting of the common stockholders of Alpine Air Express, Inc., a Delaware corporation (the “Company”), will be held on June 18, 2008, at 12:00 p.m. local time, at 1177 Alpine Air Way, Provo, Utah 84601, for the following purposes:

1. To elect directors for the coming year.

2. To retain Pritchett, Siler & Hardy, P.C., as our independent auditors for the coming year.

Only stockholders of record at the close of business on May 29, 2008, will be entitled to receive this Information Statement and notice of the annual meeting or any adjournment or postponement thereof.

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ELECTION OF OUR DIRECTORS AND THE RETENTION OF PRITCHETT, SILER & HARDY, P.C. AS OUR INDEPENDENT AUDITORS OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE ACTIONS UNDER DELAWARE LAW, AND HAS DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Eugene R. Mallette Eugene R. Mallette Provo, Utah May 26, 2008